ESTABLISHMENT OF THE FIRM DOMENICA SOCIEDAD ANONIMA

NUMBER SEVEN HUNDRED TWENTY-NINE-(NO. 729) In the raw 1 dez Asuncion, capital of the Republic of Paraguay, on the fifteenth day of November of the year two thousand and thirteen, before me, ***LUIS ENRIQUE PERONI GIRALT, Notary and Public Notary, Holder of the Notarial Registry No. 528, the*** following persons appear: Mr. **NÉSTOR GABRIEL LOIZAGA FRANCO,** Paraguayan, married, lawyer, holder of the Identity Card No. 1,886,027; and Mr. Carlos **EDUARDO VASCONSELLOS GOMEZ,** Paraguayan, married and separated from property, lawyer, holder of the Certificate of Identity No. 1,687,296, domiciled for the purposes of this act in house No. 271 on the street Acá Carayá of this city.- The people who appear are adults, capable, known to me and complied with the personal laws, I give faith.- And the lords **NÉSTOR GABRIEL LOIZAGA FRANCO And CARLOS EDUARDO VASCONSELLOS GOMEZ,** for their own rights, say: That they have agreed to incorporate a company of commercial character that will have the corporate name of ***DOMENICA SOCIEDAD ANONIMA*** and will be governed by the legal provisions in force and by the BylawsBylaws which are transcribed below; (**TITLE*I:/CORPORATE NAME, ADDRESS And DURATION.- FIRST: Corporate Name.-*** **THE** COMPANY SHALL BE NAMED DOMENICA ***SOCIEDAD ANONIMA.- SECOND: Domicile.*** Company shall have its legal domicile in the city of Asuncion, and may establish any kind of offices, agencies, branches, subsidiaries and any other type of representation anywhere in the country or abroad

Third ***: Duration.-*** The duration of the Company shall be ninety ***NINE (99)*** years from the date of its registration in the Register of Legal Persons and Associations, this period may be extended or reduced by resolution of the members Partners.- ***TITLE II- PURPOSE OF THE COMPANY FOURTH: Purpose.-*** The company it shall have as its main purpose to be engaged on its own account, of third parties or associated with third parties.

both in the country and abroad, the following activities that are commercially legal and without limitation, the following activities are listed: ***(A) REPRESENTATION:*** Any form of representation of natural or legal persons, both national and foreign, and all types of mandates and management of foreign businesses.- Representation, negotiation and/or management of trademarks, patents, licenses, franchises and all kind of concession of companies of the country and/or abroad.- ***b) LEASING:*** Carry out all type of leasing of machinery, implements and equipment of all class and destination, in the country or abroad, with the express exclusion of leasing contracts owned by financial entities, subsidiaries of the same or others of a special character.- ***c) FACTORING:*** Any kind of domestic and/or international factoring operation.- ***d) FRANCHISING:*** Any kind of domestic and/or international franchising operation.- ***e) COMMERCIAL:*** Purchase, sale, exchange, consignment, import, export, re-export, transit, intermediation and distribution of all kinds and for all destinations, at any stage of their industrialization, including subproducts and wastes, of all types of exchange goods.- ***(f) INDUSTRIAL:*** Manufacture and fabrication in all its stages and forms of all kinds of products permitted by the laws and all other types of industrial and/or processing activity.- ***g) CONSTRUCTION:***

Carry out all kinds of architectural andengineering projects and urban and/or rural constructions, and in general, construction of all other kind of complex buildings.- ***h) REAL ESTATE:*** Purchase, sale, intermediation, exchange, location, administration and exploitation of all kinds of urban and/or rural buildings, including free zones in the country or abroad, as well as carrying out allotments, urbanizations, fractionations and settlements of private colonizations and all those acts authorized by the laws and regulations governing the matter.- ***i) EDITORIAL***

ADVERTISING: Editing, marketing, distribution of all kinds of, publications and diffusion of

advertising by print, computer, television, telephone, radio media.

and

Firma:....

and/or combined.- ***j) PRODUCTIVE and EXTRACTIVE:*** Agricultural and ~~rural~~ farms in general owned or of third parties, to the breeding, fattening and slaughter of livestock of any kind, and marketing of the same, whether standing, or meat and skin or leather of the same its processing in tanneries and fridges and commercialization in the internal market or abroad, to forest farms exploitation, reforestation, fish farming, and all forms of mineral extraction and processing by chemical processes .- ***k) TRANSPORT:*** Exploitation of all types of land, river, sea, air or combined transport of persons, animals or things in general.- ***l) CAPITALIZATION:*** Purchase, sale, Intermediation, exchange and any form of negotiation of all kinds of public and private securities, participations in other companies through capital investments, formation of Joint Ventures and any kind of merger, absorption or association with other natural or legal persons of the country or abroad, provide (with own funds) and to borrow money, with or without collateral, to constitute and transfer mortgages, pledges and other in rem rights, to subscribe shares, bonds, obligations and all kind of titles and commercial paper and to carry out any transaction of this nature permitted by the legal provisions that govern the matter.- ***m) MAQUILA:*** To carry out maquila operations in any character and in all its forms.- To execute in general,for own account, of third parties or associated with third parties, of the country or abroad, all legal acts and operations that have direct or indirect relation, prioror as a consequence of the exploitation of their businesses, in which case it shall have legal capacity for all kinds of acts and contracts and the exercise of all applicable actions, without limitations other than those established in the laws and in these bylawsbylaws, it should be considered this i.- . numeration as merely enunciative and not taxative nor limiting, being able in consequences to perform any lawful commercial act.- To carry out the corporate purpose, the Company may carry out and execute all kinds of legal acts, operations and contracts

provided for by the laws or not contrary to it, without any restriction of any kind, being able to: to buy, sell, exchange, rent, acquire and sell goods and services, to promote or incorporate \ new companies or to take part in existing ones, to contract with them, finance and subscribe part or all of its offered capital or agree to any kind of union *or* lawful cooperation, petition, present and contract with the State (both with the Republic of Paraguay and with any other foreign State) and with all kinds of natural and legal persons, be they public, private or mixed; requesting, acquiring, receiving, modifying, using all kinds of concessions, subsidies, goods, trademarks and patents; for this purpose, itmay intervene in public and private bids and in

price contests, sell directly; and finally, carry out all acts, processed and diligence that are necessary for the best fulfillment of its mission.- ***TITLE IIL- CAPITAL and SHARES.- FIFTH: Capital Equity-*** The capital stock is fixed in the sum of ***GUARANIES THREE MILLION (GS, 3,000,000),*** represented by shares of ***GUARANIES ONE HUNDRED THOUSAND (GS. 100,000),*** each one, individualized with arabic numerals from one (1) onwards.- Share certificatres, representing ONE (1) or more shares may be issued.- ***SIXTH: Shares.-*** The shares will be ordinary to the bearer's order or nominative as provided by the Shareholders' Meeting, indivisible and will contain the specifications foreseen in the Civil Code and those determined by the Board of Directors and must be signed by: a) The Chairman and the Vice-Chairman or by any of them in conjunction with a Principal; b) in the event of the absence or impediment of the Chairman and the Vice-Chairman, they shall be signed by two Principal Members of the Board of Directors; c) By the General Manager, if applicable.- Each ordinary share shall be entitled to one (1) vote.***SEVENTH: Issuance and integration of shares.- Preference of current shareholders.*** The issuance of shares shall be arranged by the Ordinary Shareholders Meeting, which may delegate to the Board of Directors the establishment of the rules for the subscription and integration of the share

drá delegar

Colegio de Escribanos del Paraguay
SELLADO NOTARIAL

BU SERIES

N9 7324137

SCRIBAL : LUIS ENRIQUE PERONI GIRALT
LOCALITY : ASUNCION
ADDRESS : HUMAITA NO. 597 ESQ.15 OF AUGUST
REGISTRATION : 528

K* S97 - Tel/Fax 490880

issued and the implementation of new issuances, always in accordance with the resolutions adopted by the Shareholders Meetings and attending to the needs and corporate interests.- A new share issuance cannot be made without the previous one having been

fully subscribed and integrated.- In any new share issuance the current shareholderswill be preferred, in proportion to that the shares they possess at the time of the issuance.- It will be up to the Board to establish the procedure to secure this right of preference.- While the shares are not fully paid, nominative provisional certificates will be issued, and will be exchangeable once such shares are fully paid.- ***EIGHTH: Transfer of shares.-*** In case the shareholders wish to transfer their shares, they must offer them in first pleace to the other shareholders of the company.- The interested party must communicate by way of a notary public to the Board of Directors of the Company the intention to sell, with indication of the shares in question, sale price, payment conditions and name and address of the potential acquirer.- The Board of Directors, within 48 hours, will communicate in writing to the other shareholders the offer made and such sharegolders may use the right of preference within five (5) days following.- This term expired, within the following five (5) days, the shares that are not acquired will be distributed pro rata among the other shareholders that request them.- If this last term expired and shares remain notbeing purchased, the owner may sell them to the person who in accordance with the note previously submitted is an interested party.- No shareholder may sell its shares to a person other than the one indicated in its note addressed to the Board of Directors of the Company.- The procedure for the transfer of shares may be omitted when there is unanimous agreement .-: *x* , expressed in writing.- The shareholders may enter into agreements that regulate the transfer of their shares in a manner different from that established in this article. Such agreementshall be opposable and enforceable against all those shareholders who subscribe to them and to the

Company if it subscribes to it.- ***NINTH: Share Quote.-*** The Company may, at any time when the Board of Directors decides, prior agreement of the Extraordinary Shareholders Meeting, complying with the requirements and modalities established in the legal provisions that regulate the capital market, to quote its shares or other securities, and trading papers, in the Stock Exchange and Products of Asuncion, in which case must bear the addition of "Open Capital Issuer".- Also, by resolution of the Extraordinary Shareholders Meeting, and to the extent that the conditions for this are met, the Company may do the same in the foreign stock markets.- ***TITLE IV- CAPITAL EQUITY and SHARES.- TENTH: Debentures and other securities.-*** The Board of Directors is authorized, prior resolution of the Extraordinary Shareholders Meeting to issue obligations or other securities and trading papers, nominative or to the bearer, within or outside the country, without more limitations than those set forth in the Civil Code and in the special laws, being able to carry out all the arrangements and contracts considered and necessary to such effect.- The powers granted to the Board of Directors by this article, include the power to contract the issuance of the obligations in national currency or foreign currency, being able to carry out the issuances with or without in rem or special guarantee and with all other conditions that it believes suitable.- ***TITLE V- ADDRESS, ADMINISTRATION And CONTROL.- ELEVENTH: Social ADDRESS.-*** The Board shall be responsible for the direction and administration of the Company.- The Board shall be composed of the number that the Shareholders Meeting shall determine between a minimum of ONE (1) anda maximum of FIVE (5) proprietary Directors and equal or lesser number of alternate Directors - The election of Alternate Directors shall be the responsibility of the Shareholders Meeting.

The Shareholders Meeting or the Board of Directors shall appoint a President and a Vice-President as well as the other positions determined within the Board of Directors; in case that the Board of Directors is a single person, the sole Director shall be the General Administrator

UHS<EIIRIQUE PERONI GIRAL

Notary and Notary Public Registration
Notary N° 528 Humane N° 597
- Tel/Fax 490880 Asuncion - Paraguay

The members of the Board of Directors shall last two (2) years in their functions, and may be reelected without limitation.- The same shall remain in their office until the holding of the Shareholders Meeting that designates their replacement.- ***TWELFTH: Sessions of the Board.-*** The Board may be validly installed with the presence of the majority of the proprietary Members and their decisions shall be tbken by simple majority of those present or

By the General Manager in the event that the Board of Directors is one-person.- In the event of a tie, the President will have the decision the resolutions taken shall be coveyed

at the end of each session, they shall be recorded in the Book of Minutes of the Board of Directors and the minutes shall be signed by all present.- ***THIRTEENTH: Requirements to join the Board of Directors.-*** To be elected a member of the Board of Directors, it is not necessary to be a Shareholder, owing

To provide the guarantees that the Shareholders Meeting may determine, in order to respond for the performance of his or her functions, until the approval by the Ordinary Shareholders Meetingof the balance sheet, the report and the result of the corresponding actions for the respective year, even if by resignation or other impediment it has ceased previously from the position .- ***FOURTHTEENTH: Frequency of meetings of the Board of Directors.-*** The Board of Directors shall meet regularly at the corporate domicile convened by the President, with the frequency of the attention that thesocial business requires it, or when requested by a (1) member of the

call to the meeting.- In the latter case, the President shall call a meeting within a period of at least Board of Directors or the syndic, who shall do so in writing stating the reason for the two'(2) days and no more than eight (8) from the date of the request, by means of a written communication with simple letter, telegram, telefax, e-mail or other computerized media and, in case of emergency, by means of telephone communication.- ***FIFTEENTH: Compatibility of the position of Director with other functions.-*** the position of Director is compatible with the performance of any other function paid by the Company, as well as to

other private and public charges not prohibited by law, nor

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incompatible with the corporate purposes.- The Board of Directors may delegate executive functions or specific works to an executive committee or to one or more managers or' attorneys-in-fact, whose appointment may or may not fall to the members of said body.- ***SIXTEENTH:***

Remuneration of Directors and Syndic.- The Proprietary and Alternate Members of

Shareholders Meeting and the Syndic shall receive a monthly allowance which the Ordinary Shareholders Meeting
shall fix annually without prejudice to other additional or complementary remunerations that may be established at the end of each year.- ***SEVENTEENTH: Oversight of the company.-*** The oversight of the company shall be exercised by a Syndic appointed annually by the Shareholders Meeting, which attributions shall be those determined by the Civil Code, in addition, the latter shall appoint an Alternate Syndic who shall replace the proprietary syndic in case of absence, resignation, death or disability.- Both/one or the other shall last one year in their functions, being able to • be reelected.- ***TITLE VI.-*** Authority of the President or the General Manager.- The Chairman of the

PRESIDENT OR GENERAL ADMINISTRATOR EIGHTEENTH:
Board of Directors or the General Manager, as the case may be, shall have the following authorities:

Board of Directors and the Shareholders Meetings and to preside over Board Meetings; c) To
provided for in these bylawsbylaws; b) To convene the meeting of the Board and the Shareholders

comply with and enforce these Bylaws and the resolutions of the Shareholders Meetings and the
Meetings and chair the meetings of the Board

Board of Directors.-

NINTEENTH: Replacement of the President or General Administrator.- In the event of resignation,
absence, death, or any other impediment of the President, the

Vice-President shall replace him with the same authorities and powers.- In case of resignation, absence,
death or any other impediment of the General Administrator, the Syndic shall appoint its alternate member
until the holding of the new Shareholders Meeting.

TITLE VII- DUTIES AND ATTRIBUTIONS OF THE BOARD OF DIRECTORS.- USE

SIGNATURE.- TWENTIETH: Functions and Authorities of the Board of Directors.- The Board of Directors

has broad powers to direct and manage the Company, in all and all acts and contracts, whether civil, commercial, administrative, financial, Banking and/or judicial, that is within the object of the Company, directly or indirectly, or that tends to its fulfillment, enjoying for this purpose the widest legal powers, including those requiring special power, with the exception of the personalized attributes, the reserved ones and the assembly, to the Shareholders and/or the Syndic.- **The company signature shall be exercised jointly by the President and the Vice-President, or any of these jointly with a Proprietary Director, or by the General Manager individually, as the case may be.**

The Board of Directors, shall establish the conditions and scope for the contracting of financial credits and assumption of mortgage and pledge guarantees, in resolution taken by majority of votes present.- The Board of Directors, by absolute majority, may designate one or more attorneys-in-fact, who will have the use of the social signature, with the powers established in the respective powers of attorney, which will be formalized by public deed and taking note in the respective Public Registries.- It is the competence of the Board to perform, among those authorized, the following acts: A) To manage and direct the social businesses; b) To resolve the cases not provided for in the bylaws, giving intervention to the syndic; c) to arrange for payment of the shares issued after the act of incorporation of the Company; d) to convene ordinary and extraordinary Shareholders Meetings; e) to present annually the report of the year, the balance sheet, the inventory and the profit and loss statement; f) appoint, suspend or remove the executive officer, general manager, managers and attorneys-in-fact, and other employees, and to conclude with them individual or collective labor contracts, to fix their salaries and responsibilities; g) carry out on behalf of the Company as many operations and proceedings as necessary, to pursue the corporate purpose, being invested to such effect, a broader power of attorney, and for this it can acquire by purchase or other form

m'

legal, real estate and/or semi-movable property, sell, lease, transfer them and encumber with any kind of guarantees, provide (with own funds) and take borrowings, with guarantee or not with in rem rights, provide and take guarantees or bonds, accept, constitute, transfer and extinguish mortgages, and any other in rem right, acquire or assign credits, buy and sell goods and products, rights, securities and all kinds of trading papers, negotiate all kinds of concessions, give and receive deposits with or without interest, in national and/or foreign currency, exchange, give, receive in payment any kind of goods, collect, receive, make payments and transactions, even those that are not ordinary of the management, to conclude and terminate contracts of location, to confer general and special powers of attorney on all types of representation of the Company, including for those acts listed taxatively in Chapter VII, of the Mandate, of the Civil Code, and to revoke them, to initiate and to continue until their complete termination, judgments, to make complaints and file complaints on behalf of the Company, register, acquire, transfer and terminate trademarks of factory and trade, patents, licenses, franchises and any other kind of concession of companies of the country or abroad, to carry out all kinds of financial transactions with all kinds of banks and other financial institutions, public or private, from the country or from abroad, being able to request and obtain credits, discounts, to make deposits, operate in current accounts, draw against funds deposited or in overdraft with the corresponding authorization of the corresponding bank , extract partially or totally the deposits on behalf of the Company, draw and accept bills of exchange, checks, vouchers, money orders, letters of credit, Notes, Treasury bonds .national or foreign companies and other credit documents, endorsing them, negotiating them, etc., for all which may subscribe as many public and private instruments as are necessary.- h) may resolve, with the consent of the Syndic, all cases not provided for by these bylaws and authorize any act and operation even if it were not specifically in the same.

Whenever they relate to the corporate purpose of the Company, having to elaborate minutes with the absolute majority of the Board of Directors.- The foregoing statement is not limiting or taxative, but simply enunciative, since the Company will be able to do any kind of business that the partners resolve and that are permitted by the laws, that relate directly or indirectly to its purpose.- ***TITLE VIII.- OF THE SHAREHOLDERS MEETINGS.- TWENTIETH FIRST: Ordinary Shareholders Meetings.-*** The Ordinary Shareholders Meeting shall meet within the four months following the closing of the annual year or when necessary or convenient to the social interests.- The Ordinary Shareholders Meetings will have the attributions set forth in Article 6° of Law 388/94 amending Article 1,079 of the Civil Code: (A) the consideration of the annual report, balance sheet, profit and loss statement, report of the syndic and any other measure relating to the management of the company that corresponds to resolve, according to competence, the law and the bylaws recognize, or that the Board and the Syndic submit to their decision; (b) Election of members of the Board of Directors and the Syndics and determination of their remuneration and bonuses; c) Responsibilities of the Directors and Syndics and their removal; d) Issuance of shares.- ***TWENTIETH SECOND: Extraordinary Shareholders Meetings***. The Extraordinary Shareholders Meetings shall meet to deal with all matters that are not of the ordinary Shareholders Meetings, the amendments to the bylaws, and in particular, as set out in subparagraphs a), b), c), d) and e) of Article 1080 of the Civil Code, when the Board or the Syndic consider it necessary or when requested by shareholders representing at least twenty (20%) percent of the integrated capital.- In this last case the Shareholders Meetings must be held within thirty (30) days of the request.- ***TWENTIETH THIRD: shareholders meeting quorum.-*** Ordinary Shareholders Meetings shall be considered validly constituted with the assistance of shareholders who represent at least one-half plus one shares entitled to vote.

Extraordinary Shareholders Meetings shall be considered validly constituted with the assistance of shareholders representing

sixty (60%) percent of the shares with the right to vote.- The first and second calls may be held simultaneously, and in this case, the Shareholders Meeting, in the second call, may be held on the same day, one hour after that time fixed for the first.- The resolutions adopted by the Shareholders Meeting, in the second call, will be valid whatever the number of shares represented in them, in the case of ordinary Shareholders Meeting, and with shareholders representing at least thirty (30%) percent of the shares with the right to vote in extraordinary Shareholders Meeting.- The decisions of the Shareholders Meetings shall be adopted by an absolute majority, that is, half plus one of the integrated shares, except in the cases provided for in the Civil Code, in which the required majority shall be the established in such legal body.- The calls for the Shareholders Meetings, both ordinary and extraordinary, shall be made by notices published in a capital journal for five (5) consecutive days ten (10) days in advance at least or three (3) consecutive days with eight (8) days in advance, according to the first or second call.- ***Twentieth-fourth: Participation in the meetings.-*** The shareholders may personally attend or be represented at the meetings by partners or third parties, for that purpose a power of attorney shall suffice with an authenticated or registered signature by the Company, addressed to the President.- ***Twentieth Fifth: Deposit of Shares.-*** To take part in the deliberations of the Shareholders Meetings, shareholders must deposit their shares in the social box with at least THREE (3) working days in advance, or present a receipt or certificate issued by a bank of the country or of the foreign country that attest the shares to be deposited in it.- Such bank certification must attach an authenticated photocopy, on the front and back, of the shares deposited.- The shareholders will receive in exchange an entry ticket that will state the number of votes to which they are entitled.- ***TITLE IX.- BALANCE SHEET, RESERVE AND PROFIT DISTRIBUTION.- TWENTIETH-SIXTH FISCAL YEAR***

-*SEVENTH: Distribution of profits.-* The liquid profits of each exercise shall be

OS Y ACTUACIONES

or

OR

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.. IX.

Preparation and publicity of the financial statements.- The financial year begins on January 1 and ends on December 31 of each year.- At the end of the annual financial year, the Inventory, the General Balance Sheet and the Profit and Loss Account will be prepared, in accordance with the technical standards of the subject matter, that together with copies of the Report of the Syndic, must be made available to shareholders at the corporate domicile, at least fifteen (15) days before the date of the shareholders meeting. **TWENTIETH *SEVEN: Distribution of profits.-*** The liquid profits of each exercise shall be

Distributed as follows : A) Five (5%) percent to the legal reserve fund, up to reach twenty (20%) percent of the subscribed capital;- b) a percentage may be used for special bonuses or remuneration to the employees and officials of the Company, if so decided by the shareholders meetings, and provided that the same one is found within the margins permitted by the present or future legal provisions; c) the balance will be distributed among shareholders in the form of dividends if the

shareholders meetings resolve to allocate part or all of it, to create other ordinary reserves.

Twentieth-eight: Payment of dividends.- Dividends will be credited in the terms, forms and conditions set forth by the shareholders meeting or as set forth by the board of directors.

TITLE X.- OF THE LIQUIDATION.- TWENTIETH-NINE: Formalities and effects of dissolution.- In the event of dissolution of the Company because having occurred one of the assumptions set forth in the Civil Code, by resolution of the extraordinary shareholders meeting or other cause, the Board of Directors will proceed with the liquidation under the supervision of the syndic, proceeding in accordance with the resolution of the shareholders meeting and the Civil Code provisions.- ***TITLE XI.- SPECIAL PROVISIONS***

TRANSITIONAL PROVISIONS.- THIRTIETH: Issued and Integrated Equity.-

In this act, THIRTY (30) SHARES are issued to the bearer of ONE HUNDRED THOUSAND GUARANIES (GS. 100,000) each, for a total value of ***GUARANIES THREE MILLION (GS.***

3,000,000) The shares that are fully subscribed.- The shares are integrated in cash by the partners in the following proportion: 1) **NESTOR GABRIEL LOIZAGA**

FRANCO subscribes in this ***act TWENTY-EIGHT (28) SHARES*** of GUARANIES ONE HUNDRED THOUSAND (GS. 100,000) each one and integrates ONE (1) ACTION OF GUARANIES ONE HUNDRED THOUSAND (GS. 100,000); and 2) **CARLOS EDUARDO VASCONSELLOS GOMEZ** signs ***TWO (2) SHARES*** of GUARANIES ONE HUNDRED THOUSAND (GS. 100,000) each one and integrates in this act ONE (1) ACTION OF GUARANIES ONE HUNDRED THOUSAND (GS. 100,000).- ***THIRTIETH FIRST: Formation of the Board of Directors.-*** The Board of Directors of the Company is constituted as follows: ***GENERAL ADMINISTRATOR: NÉSTOR GABRIEL LOIZAGA FRANCO,*** of Paraguayan nationality, holder of the Identity Card No. 1,886.-027.- ***SYNDIC: MARIA DANIELA TORALES*** of Argentine nationality, single, holder of the

Paraguayan identity card N° 3,579,524, domicile in Zavala Cue N° 1,191 between Asuncion and San José, of the city of Fernando de la Mora.- ***ALTERNATE SYNDIC:***

MAURA ANTONIA RUIZVEGA OF PARAGUAY NATIONALITY, MARRIA, HOLDER OF IDENTITY NO. 3,591,342, domiciled in Caranday between San Carlos and San Sebastian, Barrio San Jorge of the city of San Antonio.- ***THIRTIETH SECOND: Authorization for the registration of these Bylaws.-*** Lawyers Néstor Gabriel Loizaga Franco, holder of Matricula N° 7,780; Anibal Javier Pangra 10.5 o de Arrigo, holder of Matricula N° 10581; and the notary public to manage in an indistinct or alternating way, the approval and inscription of the Bylaws in the corresponding Public Registries and to accept the extensions, modifications and/or deletions that the competent authorities may require of them.- In addition, they empower the aforementioned

Professionals to request the rubric of the social books and to carry out the other actions that may be necessary.- ***PRIOR*** reading of the public deed by the person authorizing, appearances attest their

. relación al contenido de la misma y la

NOTARIAL SEAL ^

BT SERIES

M '72236

SCRIBAL : LUIS ENRIQUE PERON!:GIRALT
LOCALITY : ASUNCION
ADDRESS : HUMAITA N° AUGUST 597 ESQ.15'
REGISTRATION : 528

firman.- Todo ante

Conformity with the content of the same. I have personally received the manifestation of the will of the appearances. I attest.

Signed by **NESTOR GABRIEL LOIZAGA FRANCO. CARLOS EDUARDO VASCONSELLOS GOMEZ.** Before me Luis **ENRIQUE PERONI GIRALT.** Public Notary. There is My Seal. Note Performance Safety Sheet "AP" Series No. 4269139.(i

BSS-ENWUE PERON! GIRX L
LU T
Notary'and Public Notary
Notarial Registry No. 528
Humaita N°507 - Teh/Fax 49Q8l 0
Asur$$n" Paraguay

FOR TESTIMONIES AND

WITH...^//...

Firma:

Resolution 106/90'- Supreme Court of Justice

NOTARIAL ACTION

AP SERIES

Nº 4269139

SCRIBAL : LUIS ENRIQUE PERONI GIRALT
LOCATION : ASUNCION
ADDRESS : HUMAITA AUGUST 597 ESQ.15 (
REGISTRATION : 528 A

STRING faithfully with your deed NS 729.-
Folio 3361 YSGTES- Of the Protocol of the CIVIL Division

Section " _____ Of the Notary Registry N9 528' - ?

FIRST.- **DOMENICA SOCIEDAD ANONIMA**

a los VEINTE Y SIETE (27) días del mes de NOVIEMBRE del año DOS MIL TRECE (2013).-

LUIS ENRIQUE PERONI
Notario y Escribano Púb
Registro Notarial Nº 52
Humaitá Nº 597 - Tel./Fax 49
Asunción - Para

PODER JUDICIAL
Ingresos Judiciales
11 DIC. 2013
FISCALIZADO

2013
Abg. Carlos Insfrán Speltt
Fiscalizador
Ingresos Judiciales

GENERAL DIRECTION OF PUBLIC RECORDS
SECTION LEGAL PERSONS AND ASSOCIATIONS

Series suae
Entry number 5057573
Time 11:21:20
Incorporation of the company: DOMENICA SA

EMICA
3/12/2013
NTRATOS
7 Actr.
cinatore / de 2013 -

S.A.
DICTAMEN D.R.F.S. Nº 2360 FECHA 3/12/2013
INSCRIPTO BAJO EL Nº 142 FOLIO 1820
FECHA 12 de diciembre de 2013

Esc. Silvia Argüello Acuña
Firma Delegada

PODER JUDICIAL
14ª SECCION PERSONAS JURIDICAS
DIRECCION GENERAL DE LOS REGISTROS PUBLICOS

GENERAL DIRECTORATE OF PUBLIC REGISTRRQS
PUBLIC-COMMERCE REGISTER
SUAE SERIES .\<
ENTRY *W.EQ5S.S2^^* JIGRA •CONSTITUCK

OPINION D.R.F.S. N REGISTERED IN THE C(REGISTER
UNDER ELN° /'2 FOLIO

With SEAT IN ASION;--x;;..; ■■v-;;

2 de

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And authorized by LUIS ENRIQUE PERONIGIRALT,
i

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An U rv-ira/xt/M* * HEADLINE.-

.

in the character of ____________________ ... ___ _ __________' •-1' of this Register,

*Q^uaus/Jo-i^^u^*

Jielegadn Signature

Agreed No.|538/O/C.S.J.